CONFIDENTIAL

                                    AGREEMENT

Agreement (this "Agreement") dated January 4, 2008 between JANA Partners LLC, a Delaware limited liability company ("JANA", "we" or "us") on behalf of funds and accounts under its management and control and Sandell Asset Management Corp., a Delaware corporation ("Sandell"), relating to investments in and activities related to CNET Networks, Inc. ("CNET").

DESIGNATED
INVESTMENTS:    For  investments  in  CNET  ("Designated  Investments")  made by funds,  accounts or other affiliated entities managed by Sandell or its affiliates  (each a "Sandell Fund" and  collectively  the
                "Sandell  Funds")  during  the  term of this  agreement  Sandell agrees  to hold  such  investment  (excluding  the  exercise  of options to promptly purchase  longer-dated  options or any other closing  out of a  derivative  position  followed  by the prompt creation of another  investment  position)  until the earlier of
                (i) the  disposition  of all or a  portion  of the  consolidated
                Designated  Investment  by funds,  accounts or other  affiliated entities  managed by JANA or its affiliates  (each a "JANA Fund"
                and collectively  the "JANA Funds"),  other than pursuant to the
                Option  Agreement  (the  "Option  Agreement")  between  JANA and
                Velocity Interactive Management  ("Velocity") dated December 23,
                2007 (provided  that if the  applicable  JANA Fund or JANA Funds dispose of less than all of such  Designated  Investment,  other than  pursuant to the Option  Agreement,  the Sandell  Funds may sell pro rata  together  with the  parties  to the  Amended  and
                Restated  Agreement,  as defined  below,  and JANA will  provide
                Sandell with reasonable  advance notice so that they may do so),
                (ii)  the   commencement   of  CNET's  next  annual  meeting  of
                shareholders and (iii) the date that JANA notifies any Sandell or publicly announces that it has ceased to pursue or continue the making of any proposals to CNET regarding the conduct of its business or related matters or the conduct of any proxy contest involving CNET, in each case following the commencement of such efforts if so commenced, provided that Sandell may continue to hold such investment beyond such period.

                With respect to any such investments, Sandell will consult with JANA and provide necessary information so that we may comply with any applicable disclosure or other obligations which may result from such investment. JANA shall prepare and complete any required disclosures including all regulatory filings related thereto or may request that Sandell prepare and complete such disclosures separately. Sandell agrees that no Sandell Fund will invest in any security or option or derivative related to such security following such consultation if JANA so requests, provided that such request is reasonably based upon applicable regulatory considerations, disclosures or restrictions.

COMMUNICATIONS: All public  statements,  regulatory  filings or  communications, contacts with management and related activity including the conduct of any proxy contest with respect to CNET will be made and conducted by JANA following reasonable consultation with Sandell and the parties to the Amended and Restated Agreement, as defined below, other than JANA. JANA will seek Sandell's input with respect to all such matters.


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                Notwithstanding   anything   herein   to   the   contrary,   the
                consultation and input provisions of this paragraph shall only be applicable to Sandell should it purchase CNET shares.

EXPENSES:       Except  as  otherwise  provided  herein,  each  party  shall  be responsible  for  paying  all  of its  own  costs  and  expenses incurred in connection  with the  transactions  contemplated  by this  agreement.  Notwithstanding  the foregoing,  Sandell shall reimburse  the  parties to the Amended  and  Restated  Agreement dated  December  23,  2007 among  JANA,  CT-100  Holdings,  LLC,
                ("CT-100")  an entity formed and  controlled  by Spark  Capital,
                L.P. and its affiliates  ("Spark"),  Alex Interactive Media, LLC
                ("AIM"),   Paul  Gardi   ("Gardi")   and  Velocity   Interactive
                Management,   LLC   ("Velocity")   (the  "Amended  and  Restated
                Agreement"), for (i) the portion of the Profit Participation (as defined in the Amended and Restated Agreement) paid by certain parties under the Amended and Restated Agreement which is equal to (x) the percentage of CNET stock or other derivative securities held by the Sandell Funds out of the total amount held by the Sandell Funds and the parties to the Amended and Restated Agreement (calculated using the greatest number of shares or derivative securities held by Sandell and each party during the term of the Amended and Restated Agreement, as applicable) multiplied by (y) the Profit Participation and (ii) the portion of all reasonable out-of-pocket third party expenses related to any proxy contest with respect to CNET (including, without limitation, filing fees, proxy advisory and printing expenses) and any related litigation paid by certain parties under the Amended and Restated Agreement (the "Proxy Expenses") which is equal to (x) the percentage of CNET stock or other derivative securities held by the Sandell Funds out of the total amount held by the Sandell Funds and the parties to the Amended and Restated Agreement (calculated using the greatest number of shares or derivative securities held by Sandell and each party during the term of the Amended and Restated Agreement, as applicable) multiplied by (y) the Proxy Expenses.

NOTICES: Notices to JANA shall be delivered to JANA Partners LLC, 200 Park Avenue, Suite 3300, New York, New York 10166, Attn: General Counsel. Notices to Sandell will be delivered to Sandell Asset Management Corp., 40 West 57th Street, New York, NY 10019, Attn:
                General Counsel.

MISCELLANEOUS:  This  agreement  may be amended  only by an agreement in writing signed by the parties. The agreement contains the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this agreement. The provisions of this section will survive termination of this agreement. This agreement may be executed in counterparts, each of which shall constitute an original.

                The parties each hereby irrevocably consent to the jurisdiction of the courts of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to this agreement and agree that any action instituted under this agreement shall be brought only in the state courts of the State of New York. This agreement shall be governed by and its


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                provisions construed in accordance with the laws of the State of
                New York, as applied to contracts between New York residents entered into and to be performed entirely within New York.

                Nothing in this agreement shall be construed as creating a joint venture, partnership or agency relationship or taxable entity between or among the parties hereto.

FURTHER
ASSURANCES:     Each party shall,  and shall cause their  respective  affiliates to, at the reasonable  request of another party,  cooperate with such party by furnishing additional  information,  executing and delivering  additional documents and instruments and undertaking such additional  actions as may be reasonably  requested by such other  parties or its  counsel to  consummate  the  transactions
                contemplated   by  this  agreement,   including   executing  any
                documents required to be filed by the parties hereto pursuant to any applicable securities laws.

TERM: Except as otherwise provided herein with respect to particular provisions, this agreement shall survive until the earlier of
                (i) the disposition of all or a portion of the consolidated Designated Investment by the applicable JANA Fund or JANA Funds,
                (ii) three months following CNET's next annual meeting of shareholders and (iii) the date that JANA notifies any other party or publicly announces that it has ceased to pursue or continue the making of any proposals to CNET regarding the conduct of its business or related matters or the conduct of any proxy contest involving CNET, in each case following the commencement of such efforts if so commenced.

                            [SIGNATURE PAGE FOLLOWS]


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        IN WITNESS WHEREOF,  this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

JANA PARTNERS LLC



By:  ________________________
Name:
Title:


SANDELL ASSET MANAGEMENT CORP.


By:  ________________________
Name:
Title: